Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN, President/CEO
	Main Street Trust, Inc.
	P. O. Box 4028
	Champaign, IL 61824-4028
	Phone:	217.351.6568
	FAX:	217.351.6651

Main Street Trust Announces

First Quarter 2005 Earnings

CHAMPAIGN, Ill., April 25, 2005/PRNewswire – Main Street Trust, Inc. (OTCBB:MSTI) reported earnings of $0.41 in unaudited consolidated net income per diluted share for the quarter ended March 31, 2005, compared to $0.41 per diluted share for the same period in 2004.  Consolidated net income for the quarter totaled $3.933 million compared to $3.943 million for the same period in 2004.

Van A. Dukeman, President and CEO stated that, “Main Street’s interest spread (the difference between what we earn on our loans and investments and what we pay our depositors and deposit-like instruments) improved seven (7) basis points in the first quarter.  Steady growth in loans, deposits and wealth management fees highlighted the first quarter performance in our three major divisions:  Commercial, Retail and Wealth Management.”

Dukeman further stated that, “In addition, Main Street completed its acquisition of Citizens First Financial Corp. (approximately $328 million in total assets) headquartered in Bloomington, Illinois on April 1, 2005.  Main Street now owns banking operations in four major downstate Illinois markets, plus our retail payment processing subsidiary, FirsTech, Inc., in Decatur.  We look forward to the full integration of Citizens into our Main Street Bank & Trust subsidiary later this year and the growth prospects that such a merger will provide to your company.”

Cash Dividend Paid

The Company distributed a $0.22 per share cash dividend on April 22, 2005, payable to shareholders of record on March 31, 2005.  This is the first quarterly cash dividend declared in 2005, making total dividends paid to-date $0.44 per share for 2005, compared to $0.42 per share for the same period in 2004.

Annual Meeting

Main Street Trust, Inc. will hold its Annual Meeting of Shareholders on Wednesday, May 11, 2005 at 6:00 pm at The Virginia Theatre, 203 W. Park Avenue, Champaign, Illinois.  Proxy information is being processed by the Company’s Transfer Agent, American Stock Transfer & Trust Company.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.55 billion in assets as of April 1, 2005, providing financial services to more than 60,000 customers at 23 locations in Central Illinois.  Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at 78 locations throughout Illinois.  In addition, Main Street Wealth Management has $1.8 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary – FirsTech, Inc., which processes nearly 40 million items per year.

On April 1, 2005, Main Street Trust completed its acquisition of Citizens First Financial Corp. of Bloomington, Illinois.  Shareholders of Citizens First Financial that submit their election forms to the transfer agent by May 27, 2005, will receive 1.051 shares of Main Street Trust, Inc. common stock for every one share of Citizens or $35.00 per share for cash elections.  Further information is available by contacting Main Street Trust’s Corporate Secretary at 100 W. University, Champaign, Illinois 61824-4028, telephone 217-351-6500.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,	March 31,
	2005	2004	2004
ASSETS
Cash and cash equivalents	$94,265	$64,928	$58,002
Investments in debt and equity securities	322,362	358,726	391,526
Mortgage loans held for sale	577	1,005	2,147
Loans, net of allowance for loan losses	764,070	761,227	691,242
Premises and equipment	16,909	17,087	17,104
Accrued interest receivable	6,853	6,570	6,787
Other assets	19,602	18,575	15,794

Total assets	$1,224,638	$1,228,118	$1,182,602

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$958,451	$974,577	$910,221
Federal funds purchased, repurchase agreements and notes payable	108,818	96,900	116,152
Federal Home Loan Bank advances and other borrowings	27,571	29,882	29,939
Accrued interest payable	2,889	2,601	1,773
Other liabilities	12,402	10,183	9,746

Total liabilities	$1,110,131	$1,114,143	$1,067,831

Total shareholders’ equity	114,507	113,975	114,771

Total liabilities and shareholders’ equity	$1,224,638	$1,228,118	$1,182,602

Consolidated Statements of Income
(Unaudited, in thousands)

	Three Months Ended:
	March 31, 2005	December 31, 2004	March 31, 2004
Interest Income:
Loans and fees on loans	$11,405	$10,997	$10,051
Investments in debt and equity securities
Taxable	2,364	2,820	2,714
Tax-exempt	401	420	503
Federal funds sold and interest bearing deposits	221	261	113
Total interest income	14,391	14,498	13,381

Interest expense:
Deposits	3,600	3,783	3,202
Federal funds purchased, repurchase agreements and notes payable	507	378	281
Federal Home Loan Bank advances and other borrowings	386	407	399
Total interest expense	4,493	4,568	3,882

Net interest income	9,898	9,930	9,499

Provision for loan losses	330	110	330

Net interest income after provision for loan losses	9,568	9,820	9,169

Non-interest income:
Remittance processing	1,707	1,566	1,892
Trust and brokerage fees	1,842	1,661	1,662
Service charges on deposit accounts	526	599	579
Securities transactions, net	190	(6)	8
Gain on sales of mortgage loans, net	137	220	203
Other	613	530	803
Total non-interest income	5,015	4,570	5,147

Non-interest expense:
Salaries and employee benefits	4,947	4,911	4,708
Occupancy	662	701	645
Equipment	606	626	633
Data processing	551	650	532
Office supplies	298	360	305
Service charges from correspondent banks	110	129	225
Other	1,275	1,545	1,149
Total non-interest expense	8,449	8,922	8,197

Income before income taxes	6,134	5,468	6,119

Income taxes	2,201	1,906	2,176
Net income	$3,933	$3,562	$3,943

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended
	Mar. 31, 2005	Dec. 31, 2004	Mar. 31, 2004
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.42	$0.38	$0.41
Weighted average shares of common stock outstanding	9,453,196	9,448,657	9,509,487
Diluted earnings per share	$0.41	$0.37	$0.41
Weighted average shares of common stock and dilutive
potential common shares outstanding	9,554,697	9,554,364	9,630,341
Market price per share at period end(1)	$29.60	$29.00	$30.60
Price to book ratio(1)	244.63%	240.46%	254.15%
Price to earnings ratio(1),(2)	18.85	18.59	18.89
Cash dividends paid per share	$0.22	$0.21	$0.21
Cash dividends declared per share	$0.22	$0.22	$0.21
Book value per share	$12.10	$12.06	$12.04
Tangible book value per share(3)	$12.10	$12.06	$12.03
Ending number of common shares outstanding	9,460,870	9,448,990	9,534,243

AVERAGE BALANCES
Assets	$1,218,171	$1,239,921	$1,171,199
Investment securities	346,215	364,416	357,461
Gross loans(4)	771,499	751,631	696,568
Earning assets	1,137,086	1,156,435	1,084,657
Deposits	958,418	992,181	910,510
Interest bearing liabilities	909,268	943,950	882,417
Common shareholders’ equity	114,639	113,616	113,061

END OF PERIOD FINANCIAL DATA
Net interest income (tax equivalent)	$10,117	$10,160	$9,772
Gross loans(4)	774,602	771,882	703,340
Allowance for loan losses	9,955	9,650	9,951
Total assets under management	1,751,352	1,764,562	1,556,158

PERFORMANCE RATIOS
Return on average assets(5)	1.31%	1.14%	1.35%
Return on average equity(5)	13.91%	12.47%	14.03%
Net yield on average earning assets(5),(6)	3.61%	3.50%	3.62%
Interest spread(5),(6)	3.21%	3.14%	3.29%
Net overhead efficiency ratio(6),(7)	56.55%	60.55%	54.97%
Non-interest revenues as a% of total revenues(7),(8)	32.77%	31.55%	35.11%
Allowance for loan losses to loans	1.29%	1.25%	1.41%
Allowance as a percentage of non-performing loans	401.90%	431.57%	391.16%
Average loan to deposit ratio	80.50%	75.76%	76.50%
Dividend payout ratio(2)	54.78%	54.49%	50.62%

ASSET QUALITY
Net charge-offs	$25	$423	$165
Non-performing loans	2,477	2,236	2,544
Other non-performing assets	140	33	198

(1)  Closing price at end of period

(2)  Last 12-months earnings

(3)  Net of goodwill

(4)  Loans include mortgage loans held for sale and nonaccrual loans

(5)  Annualized

(6)  On a fully tax-equivalized basis

(7)  Does not include securities gains/losses

(8)  Net of interest expense

Special Note Concerning Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions, including the proposed acquisition of Citizens; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.